UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2026

NETCAPITAL INC.

(Exact name of registrant as specified in charter)

Utah	001-41443	87-0409951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 925-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NCPL	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Common Stock	NCPLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement with Chief Executive Officer

On April 13, 2026, the Company entered into an Employment Agreement with Todd Violette, pursuant to which Mr. Violette will serve as the Company’s Chief Executive Officer for a twelve-month term beginning on April 13, 2026, unless earlier terminated in accordance with its terms. Under the Employment Agreement, Mr. Violette is entitled to an annual base salary of $120,000, payable in periodic installments in accordance with the Company’s regular payroll practices. Mr. Violette is also eligible for a bonus at the end of the year, or for additional salary in excess of the base salary, as may be granted by the Company’s Board of Directors or its Compensation Committee. In addition, subject to approval by the Company’s Board of Directors or its Compensation Committee and a majority of the Company’s shareholders, Mr. Violette will be eligible to receive one or more grants of stock options under the Company’s stock option plan, with the amount, timing and terms of any such grants to be determined in the sole discretion of the Board of Directors or its Compensation Committee.

During the term of the Employment Agreement, Mr. Violette is eligible to participate in all employee fringe benefits and any pension and/or profit sharing plans, medical and health plans and other employee benefit plans that may be provided by the Company for its key executive employees, in each case in accordance with the terms of such plans. Mr. Violette is also entitled to sick leave, sick pay and disability benefits in accordance with the Company’s applicable policies, and to reimbursement for all reasonable and necessary out-of-pocket business expenses incurred in the performance of his duties in accordance with the Company’s applicable policies.

The Employment Agreement provides that Mr. Violette’s employment may be terminated upon his death, by Mr. Violette at any time for any reason whatsoever (including resignation or retirement), by the Company because of his disability or incapacity for a period of ninety or more days, whether or not consecutive, in any period of twelve consecutive months, by the Company for cause, or by the Company without cause by unanimous vote or written consent of the Company’s Board of Directors. The Employment Agreement also defines “good reason” to include a material breach by the Company of its obligations under the Employment Agreement or a change of control, as defined therein. The Employment Agreement further provides that if Mr. Violette’s employment is terminated pursuant to Section 7 of the Employment Agreement for any reason, his right to compensation and benefits shall terminate immediately.

For the period of his employment and for two years thereafter, Mr. Violette is subject to certain restrictive covenants, including restrictions on engaging in competitive activities and on certain dealings with customers, clients, suppliers, contractors, subcontractors and employees of the Company and its affiliates, subject to limited exceptions set forth in the Employment Agreement. The Employment Agreement also contains provisions relating to remedies, severability, waivers, governing law and other matters.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Chief Executive Officer

On April 12, 2026, the Board of Directors voted to terminate Rich Wheeless as Chief Executive Officer of the Company, effective immediately.

Appointment of Chief Executive Officer

On April 13, 2026, the Board of Directors appointed Todd Violette, age 56, as the Company’s Chief Executive Officer, effective April 13, 2026.

Mr. Violette is a capital markets professional. He was associated with Network 1 Financial Securities, Inc., a FINRA-regulated broker-dealer, from May 2025 to April 2026. His employment history during the past five years also includes service as President of Armament8 LLC since January 2025, Chief Executive Officer of CloudCover International since December 2023, Chief Executive Officer of VuVu Ventures Inc. since September 2021, President of Tide Pool Ventures Corp. since November 2013, Realtor with Realty Executives from February 2022 to January 2025, Chief Executive Officer of AppYea Inc. from February 2020 to May 2022, Chief Executive Officer of Vinergy from April 2021 to August 2021, Chief Investment Officer of ESG Global Strategies from April 2020 to April 2021, and Independent Director of Therapix from February 2020 to August 2020. Mr. Violette holds a bachelor’s degree from the University of Maryland.

In connection with his employment as CEO, the Company will pay Mr. Violette an annual base salary of $120,000, payable in accordance with the Company’s regular payroll practices and he will be eligible to receive periodic bonuses throughout the year, or additional salary in excess of the base salary, in each case as may be approved by the Company’s Board of Directors or its Compensation Committee. Mr. Violette will be eligible to receive one or more grants of stock options under the Company’s stock option plan, with the amount, timing and terms of any such grants to be determined in the sole discretion of the Board of Directors or its Compensation Committee.

There is no arrangement or understanding between Mr. Violette and any other person, other than the Company’s directors or officers acting solely in their capacity as such, pursuant to which he was selected as an officer or director of the Company. Mr. Violette is not related by blood, marriage or adoption to any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

The Company is not aware of any transaction, or currently proposed transaction, in which the Company was or is to be a participant and in which Mr. Violette, or any member of his immediate family, had or will have a direct or indirect material interest that would be required to be reported under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On April 16, 2026, the Company issued a press release announcing the appointment of Todd Violette as Chief Executive Officer. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Todd Violette Employment Agreement dated April 13, 2026
99.1	Press Release dated April 16, 2026 (CEO appointment)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Netcapital Inc.
(Registrant)

April 16, 2026	By:	/s/ Coreen Kraysler
	Name:	Coreen Kraysler
	Title:	Chief Financial Officer

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